                                J.C. BRADFORD
                                  EXHIBIT 16
                         YIELD COMPUTATION SCHEDULE
                             BRADFORD MONEY FUND



                                              7 Day Yield Calculation 30 Day Yield Calculation
Base Period                                            7 Days                30 Day Yield
beginning Account Balance  -  1 share at $1.00       1.000000000             1.000000000
                                              ----------------------- ------------------------

Dividend Declaration

December 2                                                                       0.000127939
December 3                                                                       0.000128293
December 4                                                                       0.000128288
December 5                                                                       0.000127523
December 6                                                                       0.000127573
December 7                                                                       0.000127573
December 8                                                                       0.000127573
December 9                                                                       0.000127972
December 10                                                                      0.000128122
December 11                                                                      0.000127912
December 12                                                                      0.000127852
December 13                                                                      0.000128007
December 14                                                                      0.000128007
December 15                                                                      0.000128007
December 16                                                                      0.000127601
December 17                                                                      0.000128331
December 18                                                                      0.000128120
December 19                                                                      0.000128127
December 20                                                                      0.000127694
December 21                                                                      0.000127694
December 22                                                                      0.000127694
December 23                                                                      0.000127582
December 24                                                                      0.000127654
December 25                                          0.000127654                 0.000127654
December 26                                          0.000127713                 0.000127713
December 27                                          0.000128021                 0.000128021
December 28                                          0.000128021                 0.000128021
December 29                                          0.000128021                 0.000128021
December 30                                          0.000127624                 0.000127624
December 31                                          0.000127256                 0.000127256

less: Deductions from shareholders accounts          0.000000000                 0.000000000
                                                     -----------                 -----------
period return                                        0.000894310                 0.003835448
                                                     -----------                 -----------
ending Account Balance                               1.000894310                 1.003835448
less: Beginning Account Balance                      1.000000000                 1.000000000
                                                     -----------                 -----------
  (Difference / Beginning Account Balance)           0.000894310                 0.003835448

Yield Quotation                                             4.66%                       4.67%
  (Base Period  *  365 / Base Period)

Effective Yield Quotation                                   4.77%                       4.77%
  [(Base Period Return - 1) [ to the power of] 365 / Base Period] - 1


The quotations were computed based on the seven and thiry days ending December 31, 1996.